                              SCHEDULE 14A
                             (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement            [  ] Confidential, for Use of the
[X]  Definitive Proxy Statement                  Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Section
     240.14a-11(c) or Section 240.14a-12

                               AIRGAS, INC.
             (Name of Registrant as Specified In Its Charter)

                        Nancy D. Weisberg, Esquire
                        MCCAUSLAND, KEEN & BUCKMAN
                              Radnor Court
                  259 North Radnor-Chester Road, Suite 160
                       Radnor, Pennsylvania  19087-5240
                              (610)  341-1000
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (2)  Aggregate number of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and determined):
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (4)  Proposed maximum aggregate value of transaction:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (5)  Total fee paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ]  Fee paid previously with preliminary materials.
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount previously paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (2)  Form, Schedule or Registration Statement No.:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (3)  Filing Party:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (4)  Date Filed:

                                   Radnor Court
                                   259 North Radnor-Chester Road, Suite 100
                                   Radnor, Pennsylvania 19087-5283




                                   July 1, 1998



TO OUR STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on Monday, August 3, 1998, at 8:30 a.m., Eastern Daylight Time, at the Company's offices at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company's operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

     To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.

     I hope you will attend the Annual Meeting.


                                   Sincerely,

                                   /s/ Peter McCausland
                                   _______________________________________
                                   Peter McCausland
                                   Chairman, President and Chief Executive
                                   Officer

                                 AIRGAS, INC.
                         ___________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                August 3, 1998
                         ___________________________








TO THE STOCKHOLDERS:

     The Annual Meeting of the Stockholders of Airgas, Inc. (the "Company"), a Delaware corporation, will be held on Monday, August 3, 1998, at 8:30 a.m., Eastern Daylight Time, at the Company's offices at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania 19087, for the following purposes:

     1.   To elect three Directors of the Company.
     2.   To vote upon a proposal to approve the 1998 Employee Stock Purchase
          Plan.
     3. To vote upon a proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.
     4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on June 8, 1998, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

                              By Order of the Board of Directors,

                              /s/ Todd R. Craun
                              ___________________________________
                              Todd R. Craun, Esq.
                              Secretary

Radnor, Pennsylvania
July 1, 1998

     The Company's Annual Report for the year ended March 31, 1998, accompanies this notice, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material.

                                 AIRGAS, INC.

                               PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Airgas, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on August 3, 1998.

     Stockholders of record at the close of business on June 8, 1998, will be entitled to vote at the Annual Meeting. At the close of business on June 8, 1997, 71,207,867 shares of the Company's $0.01 par value common stock ("Common Stock") were outstanding. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. This Proxy Statement and the enclosed form of proxy are being mailed to the Company's stockholders on or about July 1, 1998.

     Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless contrary instructions are given, your proxy will be voted FOR each of the proposals described in this Proxy Statement and in the discretion of the proxy holders on such other business as may properly come before the Annual Meeting.

     Abstentions are counted as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares in their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a "broker non-vote." A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote or a majority of the votes cast is required for approval of the proposal. The election of each nominee for director (Proposal 1) requires a plurality of votes cast. Brokers have discretionary authority to vote on this proposal. Approval of the 1998 Employee Stock Purchase Plan (Proposal 2) and the ratification of the selection of the auditors (Proposal 3) requires the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting. For purposes of Proposals 2 and 3, abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the approval of Proposals 2 and 3. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

     The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by certain officers and regular employees of the

Company by mail and, if found to be necessary, by telephone and personal interviews. The Company has also retained Corporation Investor Communications, Inc. to assist in the solicitation of proxies at an anticipated fee of $4,500. All shares represented by valid proxies will be voted.


                            ELECTION OF DIRECTORS

     The Bylaws of the Company presently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors, which shall be no less than seven and no more than thirteen members. Currently, that number has been fixed by the Board of Directors at nine. The Board of Directors consists of three classes, with directors of one class to be elected each year, for terms extending to the annual meeting of stockholders held in the third year following the year of their election. The three directors whose terms expire at the 1998 Annual Meeting have been nominated to serve for a term expiring at the 2001 Annual Meeting.

     The names and biographical summaries of the three persons who have been nominated to stand for election at the 1998 Annual Meeting and the remaining directors whose terms are continuing until the 1999 or 2000 Annual Meetings appear below. W. Thacher Brown, Frank B. Foster, III and Peter McCausland were elected by the stockholders at the 1995 Annual Meeting. Of the continuing directors, John A.H. Shober, Merril L. Stott and Argeris N. Karabelas were elected by the stockholders at the 1996 Annual Meeting and Robert E. Naylor, Jr., Robert L. Yohe and Rajiv L. Gupta were elected by the stockholders at the 1997 Annual Meeting.

     All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Nominating and Compensation Committee.

     The Board of Directors recommends that you vote FOR the election of Messrs. Brown, Foster and McCausland.

     Set forth below is certain information regarding the three nominees for election at the Annual Meeting and the remaining six directors whose terms are continuing until the 1999 and 2000 Annual Meetings.

Nominees For Election for Terms Expiring at the 2001 Annual Meeting:

W. Thacher Brown         Mr. Brown, age 50, has been the Chairman, President
                         and a director of 1838 Investment Advisors, Inc., an investment management company, and President of 1838
                         Investment Advisors, L.P., since July 1988, and has been President of 1838 Investment Advisors Funds since 1995. He is a director of the 1838 Bond
                         Debenture Trading Fund Inc., the 1838 Investment
                         Advisors Funds and The Harleysville Mutual Insurance
                         Company, and was a Senior Vice President and a director of Drexel Burnham Lambert Incorporated for more than four years prior to 1988. Mr. Brown has been a director of the Company since 1989.

Frank B. Foster, III     Mr. Foster, age 64, has been Chairman of DBH
                         Associates, a venture capital/consulting firm, since 1989. He was President and CEO of Diamond-Bathurst Inc., a publicly-held manufacturer of glass containers, from 1975 until he founded DBH. He also serves as a director of Contour Packaging, FinCom
                         Corporation, Fragrance Impressions, Ltd.,
                         Carr-Lowrey Glass Company, 1838 Investment
                         Advisors Funds and OAO Technology Solutions,
                         Inc. Mr. Foster has been a director of the Company since 1986.

Peter McCausland         Mr. McCausland, age 48, has been a Director of the
                         Company since June 1986, the Chairman of the Board and Chief Executive Officer of the Company since
                         May 1987, President from June 1986 to August 1988, from April 1, 1993 to November 30, 1995 and since
                         April 1, 1997. From January 1982 until June 1990,
                         Mr. McCausland was a partner in the law firm of McCausland, Keen & Buckman, Radnor, Pennsylvania, which provides legal services to the Company.
                         Mr. McCausland serves as a director of Hercules, Inc.

Directors Serving for Terms Expiring at the 1999 Annual Meeting:

John A.H. Shober         Mr. Shober, age 65, is a private investor and
                         corporate director. He has been a director of Penn
                         Virginia Corporation, a natural resources company, since 1978, Vice Chairman of the Board of Directors from 1992 to 1996, and President and Chief Executive
                         Officer from 1989 to 1992. Mr. Shober also serves as Chairman of the Board of Directors of Anker Coal
                         Group, Inc., Vice Chairman of the Board of Directors of MIBRAG mbH, director of BetzDearborn, Inc., Charter Power Systems, Inc., Ensign Bickford
                         Industries, Inc., and First Reserve Corporation, and is a member of the Board of Trustees of Eisenhower
                         Exchange Fellowships. Mr. Shober has served as a director of the Company since 1990.

Merril L. Stott          Mr. Stott, age 69, has been providing management
                         consulting services to the Company since April 1, 1994. Prior to that, he was the Director of Management Development for the Company from April 1,
                         1993 to March 31, 1994, was President from April 1,
                         1991 to March 31, 1993, and was Vice
                         President-Operations from August 1988 to March 31,
                         1991. Mr. Stott has served as a director of the Company since 1993.

Argeris N. Karabelas     Mr. Karabelas, age 45, has been Chief Executive
                         Officer of Worldwide Pharmaceuticals and head of Healthcare at Novartis Pharma AG, a global life sciences company, since January 1998. From December
                         1996 to December 1997, he was Executive Vice
                         President of SmithKline Beecham Pharmaceuticals, and from 1993 to 1996, he was President of SmithKline

                         Pharmaceuticals' North American Division. Prior to 1993, he held a variety of marketing and sales positions at SmithKline Beecham, including Senior Vice President of Marketing from 1990 to 1993. From 1989 to 1990, Mr. Karabelas was CEO of Cytotherapeutics, a biotechnology company. Prior to that, he was an Assistant Professor of Industrial Pharmacy and Pharmacokinetics at the Massachusetts College of Pharmacy. Mr. Karabelas has served as a director of the Company since August 1996.

Directors Serving for Terms Expiring at the 2000 Annual Meeting:

Robert E. Naylor, Jr.    Mr. Naylor, age 65, retired from the Rohm & Haas
                         Company, a specialty chemical manufacturer, in December 1995. For ten years prior to his retirement, he had been Group Vice President and a director of Rohm & Haas Company. Mr. Naylor has served as a director of the Company since 1992.

Robert L. Yohe           Mr. Yohe, age 62, is an independent investor,
                         corporate director and advisor. He was Vice Chairman of Olin Corporation and a member of its Board of Directors until 1994. Mr. Yohe is a Director of
                         BetzDearborn, Inc., Calgon Carbon Corporation and The
                         Middleby Corporation. He also is a trustee of Lafayette College. Mr. Yohe has served as a director of the Company since 1994.

Rajiv L. Gupta           Mr. Gupta, age 52, has been a Vice President, and the
                         director for the Asia-Pacific region, of Rohm and Haas Company, a specialty chemical manufacturer, since 1993, where he oversees and facilitates the growth of the company's businesses in the Asia-Pacific area. In addition, in 1996, Mr. Gupta was appointed to Rohm and Haas' Chairman's Committee and is responsible for overseeing Rohm and Haas' electronic chemicals business. Prior to that, from 1971 until 1993, he held various financial and management positions with Rohm and Haas, including business unit director for the plastics additives business. Mr. Gupta serves as a member of the boards of trustees of International House, St. Christopher's
                         Hospital for Children and is a member of the Board of Directors of Technitrol, Inc.

Board of Directors and Committees

     The Board of Directors held 12 meetings during the year ended March 31, 1998. The average attendance by directors at these meetings was 95 percent. No incumbent director attended less than 75 percent of the aggregate Board and Committee meetings they were scheduled to attend.

     The standing committees of the Board of Directors are a Nominating and Compensation Committee and an Audit Committee. These committees each held four meetings during the year ended March 31, 1998.

     The members of the Executive Committee are Messrs. McCausland, Foster, and Stott. As authorized by Delaware law and the Company's Bylaws, the Executive Committee may exercise all of the powers of the Board of Directors when the Board is not in session, except that it may not elect directors or appoint officers, amend the Bylaws, declare dividends, appoint members of the Executive Committee, approve the acquisition of substantially all the assets or capital stock of a corporation or business entity which has annual sales in excess of 20% of the annual sales of the Company or take any other action which may only be taken by the Board.

     The members of the Nominating and Compensation Committee are Messrs. Brown, Gupta, Naylor and Yohe. Its responsibilities include the review of compensation practices and corporate benefit plans of the Company, and the review and recommendation of prospective officers and Board members. The Committee does not consider nominations for Board membership made by the Company's stockholders.

     The members of the Audit Committee are Messrs. Foster, Shober and Naylor. Its duties include the selection and recommendation of independent auditors subject to the approval of the stockholders, review of the scope and results of the annual audit, review of the adequacy and effectiveness of the Company's internal control structure and review of the organization and scope of the Company's internal auditing function.

Compensation of Directors

     Directors who are not employees of the Company are paid an annual retainer of $9,000 plus a fee of $1,000 for each Board or Committee meeting attended, and are entitled to participate in the 1997 Directors' Stock Option Plan (the "Directors' Plan").

     In order to closely align the interests of directors with those of stockholders, a majority of the directors' compensation is in the form of stock options. The number of options granted is determined annually by the Nominating and Compensation Committee. The exercise price of each option is equal to the fair market value on the date of grant, is exercisable immediately and has a term of 10 years. On August 4, 1997, each Board member was granted 4,500 options with a $19.00 exercise price.

     The Chairman of the Audit Committee and the Nominating and Compensation Committee also receive an additional $3,000 annual retainer. Directors are also reimbursed for their travel expenses for attendance at Board and Committee meetings.

Filings Under Section 16(a)

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the securities with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no greater than ten percent stockholders, other than one person who is an officer and director.

     Based solely on its review of the copies of the forms received by it with respect to the 1998 fiscal year, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all of its officers and directors complied with all filing requirements applicable to them, except with respect to the late filing of a Form 4 to report the sale of 25,000 shares of the Company's Common Stock by Ronald B. Rush in August, 1997, which Form 4 was filed in October 1997, and the late filing of a Form 3 by Rajiv Gupta, who became a director of the Company in August 1997, which Form 3 was filed in March 1998.


                        EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid during the fiscal years ended March 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers based on salary and bonus earned during the 1998 fiscal year.

Summary Compensation Table (continued on next page)

                              Annual Compensation
                             ______________________________________________
                                                               Other Annual
Name and Principal          Fiscal                             Compensation
   Position                 Year      Salary ($)   Bonus ($)   (1)
_________________           ______    __________   _________   ____________
Peter McCausland              1998      550,000       497,500      (1)
Chairman, President and       1997      500,000       405,000
Chief Executive Officer       1996      500,000       497,500

E. Pat Baker                  1998      225,000       120,263      (1)
Group President               1997      150,000        84,750
-Distribution (3)             1996      120,000        53,000

Hermann Knieling              1998      250,000        81,605      (1)
Executive Vice President,     1997      250,000        73,750
Group President -             1996      163,333        71,000
Manufacturing, International
and Business Engineering (5)

William A. Rice, Jr.          1998      175,000       112 788      (1)
Group President               1997      130,000        45,240
-Airgas Direct Industrial     1996      114,700        60,000

Thomas C. Deas, Jr.           1998      180,000        76,320      (1)
Vice President and            1997       22,500         7,830
Chief Financial Officer (8)

Summary Compensation Table (continued from previous page)

                                    Long Term Compensation
                         _____________________________________________________
                                Restricted  Securities            All Other
Name and Principal       Fiscal   Stock     Underlying    LTIP    Compensation
   Position               Year    Awards    Options (#)  Payouts  ($)(1)
_________________         ____   ________   __________   _______  ____________
Peter McCausland            1998    None     130,000      None      5,070 (2)
Chairman, President and     1997    None     100,000      None      3,911
Chief Executive Officer     1996    None     144,000      None      6,066

E. Pat Baker                1998    None      30,000      None      8,538 (4)
Group President             1997    None      23,000      None      6,150
-Distribution (3)           1996    None      32,000      None      6,528

Hermann Knieling            1998    None      25,000      None      7,273 (6)
Executive Vice President,   1997    None      35,000      None      6,373
Group President -           1996    None      34,000      None      8,513
Manufacturing, International
and Business Engineering (5)

William A. Rice, Jr.        1998    None      25,000      None      7,136 (7)
Group President             1997    None      20,000      None      6,686
-Airgas Direct Industrial   1996    None      32,000      None      6,398

Thomas C. Deas, Jr.         1998    None      35,000      None      3,798
Vice President and          1997    None          --      None         58
Chief Financial Officer (8)
____________________________
(1) Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.
(2) Consists of 4,722 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan, and the value of life insurance premiums of $348 paid for the benefit of Mr. McCausland.
(3) Mr. Baker served as Division President-Eastern Division until March 1997, and has been Group President-Distribution since April 1, 1997.
(4) Consists of 7,638 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan, and the value of life insurance premiums of $900 paid for the benefit of Mr. Baker.
(5) Mr. Knieling served as President and Chief Operating Officer until March 1997, and has been Executive Vice President and Group President - Manufacturing, Business Engineering and International since April 1, 1997.
(6) Consists of $5,869 of employer matching contributions and discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan and the value of life insurance premiums of $1,404 paid for the benefit of Mr. Knieling.
(7) Consists of $6,560 of employer matching contributions and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan and the value of life insurance premiums of $576 paid for the benefit of Mr. Rice.
(8) Mr. Deas served as Vice President and Chief Financial Officer from February 18, 1997 until May 22, 1998.
(9) Consists of $3,450 of employer matching contributions, and additional discretionary contributions based on the profitability of the Company under the Company's 401(k) Plan and the value of life insurance premiums of $348 paid for the benefit of Mr. Deas.

Option Grants During 1998 Fiscal Year (continued on next page)

     The following table provides information related to options granted to the named executive officers during fiscal 1998. The Company does not have any outstanding stock appreciation rights.

Individual Grants
______________________________________________________________________________

                    No. of
                    Securities   % of Total
                    Underlying   Options
                    Options      Granted to
                    Granted      Employees in   Exercise        Expiration
Name                (#)(2)       Fiscal Year    Price ($/Sh)      Date
____                _________    ____________   ____________    ___________

Peter McCausland     130,000        12.4%         $15.63        May 14, 2007

E. Pat Baker          30,000         2.9           15.63        May 14, 2007

Hermann Knieling      25,000         2.4           15.63        May 14, 2007

William A. Rice, Jr.  25,000         2.4           15.63        May 14, 2007

Thomas C. Deas, Jr.   10,000         1.0           14.38        June 22, 1998
                      25,000         2.4           15.63        June 22, 1998

Options Granted During 1998 Fiscal Year (continued from previous page)

                                 Potential Realization Value at
                                 Assumed Annual Rates of Stock
                                 Price Appreciation for Option
                                 Term (1)
                                 _______________________________


Name                     0%($)(3)          5%($)(3)      10%($)(3)
____                     ________          ________      _________

Peter McCausland          $ 0             $1,277,851     $3,238,325

E. Pat Baker                0                294,889        747,306

Hermann Knieling            0                245,741        622,755

William A. Rice, Jr.        0                245,741        622,755

Thomas C. Deas, Jr.         0                 90,435        229,180
                                             245,741        622,755
__________________________

(1) These amounts, based on assumed appreciation rates of 0%, 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Represents options to acquire shares of Common Stock, which become exercisable in four equal annual installments beginning on the date of their grant.

(3) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders. If the named executive officers realize the appreciated values based on the 5% and 10% appreciation rates set forth in the table, total stockholder value will have appreciated by approximately $692 million and $1.8 billion, respectively, and the value of the named executive officers' appreciation will be approximately 0.3% of the total stockholders' appreciation. Potential stock price appreciation to all stockholders is calculated based on a total of 71,207,867 shares of Common Stock outstanding on June 15, 1998, and a price of $15.45 per share, the weighted average exercise price of options granted in fiscal 1998 referred to in the table above.

Aggregated Option Exercises During 1998 Fiscal Year and Fiscal Year-End Option Values (continued on next page)

    The following table provides information related to employee options exercised by the named executive officers during fiscal 1998 and the number and value of such options held at fiscal year-end.


                        Shares             Value
                        Acquired on        Realized
Name                    Exercise (#)       ($)(1)
____                    ___________        ________

 Peter McCausland          ----              ----

 E. Pat Baker            12,000           $166,580

 Hermann Knieling          ----              ----

 William A. Rice, Jr.      ----              ----

 Thomas C. Deas, Jr.       ----              ----

(columns continued from previous page)

                    Number of Securities
                       Underlying                   Value of Unexercised
                    Unexercised Options             In-the-Money Options
    Name            at Fiscal Year-End (#)          at Fiscal Year-End($)(2)
    _____           ____________________________    __________________________
                    Exercisable     Unexercisable   Exercisable  Unexercisable
                    ___________     _____________   ___________  _____________

 Peter McCausland     1,227,000       331,000        $14,041,630    $580,770

 E. Pat Baker            74,910        65,250            666,350      88,510

 Hermann Knieling       149,050        78,350          1,262,989     112,542

 William A. Rice, Jr.    75,800        63,600            441,611     100,397

 Thomas C. Deas, Jr.         -0-       35,000                 -0-     69,200

__________________________

     (1) Represents the difference between the option exercise price and the market value on the date of exercise.

     (2) Value based on the closing price of $17.25 per share on March 31, 1998, less the option exercise price.

Termination of Employment and Change in Control Arrangement

     The Company has agreed that upon Mr. McCausland's termination of employment or change in control of the Company, he is entitled to a payment equal to two times annual salary, the continuation of health insurance and other employee benefits for a three-year period and automatic vesting of all previously granted stock options.


               NOMINATING AND COMPENSATION COMMITTEE REPORT ON
                            EXECUTIVE COMPENSATION

     The Nominating and Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Under the supervision of the Nominating and Compensation Committee, the Company has developed and implemented compensation policies, plans and programs. The Committee is composed of three independent, nonemployee directors. Following review and approval by the Nominating and Compensation Committee, all issues pertaining to executive compensation (other than the granting of stock options or restricted stock awards under the Company's stock option plan and the establishment of performance goals under the Company's Management Incentive
Plan) are submitted to the full Board of Directors for approval.

     Since its inception, the Company has maintained the philosophy that compensation of its entire management team, including executive officer level positions through operating management positions at the Company's operating subsidiaries, should be directly and materially linked to operating performance. To achieve this linkage, compensation is heavily weighted towards bonuses paid on the basis of performance and to the award of stock options to a relatively broad level of operating management.

Compensation Principles

     The foundation of the management compensation program is based on beliefs and guiding principles designed to align compensation with business strategy, Company values and management initiatives. The program:

- Rewards executives for long-term strategic management and the enhancement of shareholder value through the award of stock options as a significant percentage of total compensation.

- Integrates compensation programs with both the Company's annual and longer-term strategic planning and measurement processes.

- Provides flexibility in order to maximize local autonomy, which the Company views as an important element of its success.

Executive Compensation Program

     The total compensation program consists of both cash and equity based compensation. The annual compensation consists of a base salary and an annual bonus under the Company's Management Incentive Plan. Incentive compensation is closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value. Once each year, the Committee determines the salary ranges for executive officers upon review of salary ranges in companies comparable in size in terms of annual sales and capitalization. The comparison group includes companies in the specialty chemicals industry plus distribution companies and fast growth companies outside of the Company's industrial classification. The Committee included companies outside of the Company's industry in the comparison group because it believes that the Company is similar in certain respects to such companies. Actual salary changes are based upon individual and Company-wide performance and generally are comparable to the median salary levels paid at companies in the comparison group. The individual's performance is measured against specific management objectives, such as pre-tax profits, operating cash flow, debt repayment, safety targets, programs for training and development of personnel and sales and marketing programs.

     However, there is the opportunity to earn significantly higher total compensation through incentive bonus and stock option programs. The bonus and stock option components are "at risk," meaning that the ultimate value of the compensation depends on such factors as company financial performance, individual performance and stock price. This at risk portion of the Company's executive compensation ranges from approximately 60% to 75% of total compensation, which represents a higher portion of total compensation than for most of the companies in the comparison group. The Committee approves the participation of key executives in the Management Incentive Plan. Awards for executive officers vary with a combination of the Company's achievement of cash flow and earnings goals and are then adjusted up or down for the executive's achievement of specified objectives and individual job performance. The Company's objectives that the Committee considers are the same as those used to determine salary. The Committee relies on these quantitative and qualitative measures and it uses subjective judgment and discretion in light of these measures and the Company's compensation principles described above to determine base salaries and bonuses.

     Long-term incentives are provided through the grant of stock options.
The Committee reviews and approves the participation of executive officers of the Company and its subsidiaries under the Company's stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. The size of option grants are based upon position level. The Committee determines the percentage of total compensation which is to consist of the value of stock options for each position level and divides that value by the estimated value of the options, using the Black-Scholes method. During fiscal 1998, the value of options granted was generally between 45% and 55% of an executive officer's total compensation. Through grants of stock options, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. To further this objective, the Company intends to implement a formal policy regarding stock ownership objectives for executives. The Committee intends to review executive stock ownership annually and, at its discretion, may consider such ownership in the granting of stock options to executives. As with the determination of base salaries and bonuses, the Committee relies on quantitative and qualitative measures and exercises subjective judgment and discretion in view of these measures and the Company's general policies. Executive officers may also participate in the Company's 401(k) Plan, which includes Company matching contributions and discretionary contributions based on the Company's profitability, and the Company's Employee Stock Purchase Plan, which permits eligible employees to purchase shares of the Company's Common Stock at varying discounts from the market price, depending on the employee's compensation level.

Chief Executive Officer Compensation

     The Nominating and Compensation Committee reviewed the Chief Executive Officer's compensation for fiscal year 1998 and determined that his base salary should increase to $550,000 in fiscal 1998 from $500,000 in fiscal 1997. This higher base salary approximates the median level of chief executive officers of the comparison group of companies and is consistent with the Company's objective of paying a higher level of compensation through its at risk bonus and stock option programs. The fiscal 1998 bonus award was based upon the achievement of objective, pre-determined pre-tax profits, operating cash flow and debt repayment (exclusive of acquisition related debt and certain special charges) targets, as set forth in the Management Incentive Plan, and the Chief Executive Officer's performance in meeting specific strategic and operating objectives. In determining the number of shares to be awarded as stock options, the Committee considered the executive compensation paid by the comparison group of companies, and upon the Chief Executive Officer's performance.

Deductibility

     The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code (the "Code") of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

Nominating and Compensation Committee

W. Thacher Brown, Chairman
Rajiv L. Gupta
Robert E. Naylor, Jr.
Robert L. Yohe

           STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite - 500 Stock Index and the S&P Chemicals Composite Index for the period of five years commencing April 1, 1993 and ended March 31, 1998.


Airgas, Inc.
Comparison of Five Year Cumulative Total Return

       350|------------------------------------------------------|
          |                                                      |
          |                               *                      |
          |                                                 &    |
D      300|------------------------------------------------------|
          |                                                      |
O         |                                      *           *$  |
          |                                                      |
L      250|------------------------------------------------------|
          |                                      &               |
L         |                                                      |
          |                        *       &                     |
A      200|------------------------------------------------------|
          |                                      $               |
R         |              *                                       |
          |                                $                     |
S      150|------------------------------------------------------|
          |                        &                             |
          |                                                      |
          |              &         $                             |
          |              $                                       |
       100|---*&$------------------------------------------------|
          |                                                      |
          |                                                      |
          |                                                      |
         0|----|--------|--------|--------|--------|--------|----|
 March 31,   1993     1994     1995     1996     1997      1998

            * = Airgas     & = Chemicals     $ = S&P 500

|-----------|-------|--------|--------|--------|--------|--------|
|March 31,  | 1993  |  1994  |  1995  |  1996  |  1997  |   1998 |
|-----------|-------|--------|--------|--------|--------|--------|
|* Airgas   | 100   | 170.99 | 212.01 | 318.01 | 270.01 | 276.01 |
|-----------|-------|--------|--------|--------|--------|--------|
|& Chemicals| 100   | 119.53 | 144.05 | 203.84 | 237.84 | 303.66 |
|-----------|-------|--------|--------|--------|--------|--------|
|$ S&P      | 100   | 101.47 | 117.27 | 154.92 | 185.63 | 274.73 |
|-----------|-------|--------|--------|--------|--------|--------|

The graph above assumes that $100 was invested on April 1, 1993, in Airgas, Inc. Common Stock, the S&P Chemicals Composit Index and the S&P 500 Index.

                       CERTAIN TRANSACTIONS

     On February 28, 1998, John Musselman, Division President - East, exchanged his minority interest in a subsidiary of the Company for 121,477 shares of the Company's Common Stock. The exchange was pursuant to the terms of an Exchange Rights Agreement between the Company and Mr. Musselman. In accordance with the Exchange Rights Agreement, the Company's Board of Directors designated February 28, 1998 as the Mandatory Exchange Date. The number of shares of the Company's Common Stock issued to Mr. Musselman in the Mandatory Exchange was based on a valuation of Mr. Musselman's minority interest on February 28, 1998, as reviewed by an independent appraiser, and the market price of the Company's Common Stock on February 28, 1998, which was $17.94 per share.

     The Company leases two properties from Mr. Knieling under two leases that expire in fiscal 2002. During fiscal 1998, the Company made rental payments to Mr. Knieling in the aggregate amount of $73,530. The leases were executed in connection with the purchase by the Company of Mr. Knieling's business prior to his employment by the Company. The Company believes that the terms of the leases are no less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

     During fiscal 1998, the Company leased cylinders from William A. Rice, Jr., the Company's Group President - Airgas Direct Industrial, under a capital lease which expired in December 1997. The lease was executed in connection with the purchase by the Company of Mr. Rice's business prior to his employment by the Company. During its 1998 fiscal year, under the cylinder lease agreement, the Company made principal and interest payments totaling $130,500 and a final payment of $750,000 in December 1997. The Company believes that the terms of the lease are no less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

     In April 1997, the Company made an unsecured loan of $207,595 and a secured loan of $199,999 to Ronald B. Rush, President - Airgas South, Inc., in connection with his minority interest in a subsidiary of the Company. Each loan had an annual interest rate of 8%, with principal and interest due and payable on or before December 31, 1997. The loans were repaid in full in September 1997.


                       SECURITY OWNERSHIP

     The following table sets forth certain information, according to information supplied to the Company regarding the number and percentage of shares of the Company's Common Stock beneficially owned on March 31, 1998 (i) by each person who is the beneficial owner of more than 5% of the Common Stock; (ii) by each nominee for director and director (who is a nominee or continuing director); (iii) by each executive officer named in the Summary Compensation Table; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares listed.

                                Amount and Nature of      Percentage of
Name of Beneficial Owner        Beneficial Ownership(1)   Shares Outstanding
________________________        ______________________    __________________
Peter McCausland
612 East Gravers Lane
Wyndmoor, PA . . . . . .             9,875,499  (2)(3)(4)         13.6%

W. Thacher Brown . . . .               114,500  (2)(5)             *

Frank B. Foster, III . .               64,100   (2)                *

John A. H. Shober. . . .               64,500   (2)                *

Merril L. Stott. . . . .              211,484   (2)(6)             *

Robert E. Naylor, Jr.. .               41,500   (2)                *

Robert L. Yohe . . . . .               26,000   (2)                *

Argeris N. Karabelas.. .                9,100   (2)                *

Rajiv L. Gupta . . . . .                5,500   (2)                *

Hermann Knieling . . . .              287,380   (2)(4)             *

E. Pat Baker . . . . . .              109,586   (2)(4)             *

William A. Rice, Jr. . .              166,304   (2)(4)             *

Thomas C. Deas, Jr.. . .               14,145   (2)(4)             *

Thomas W. Smith
323 Railroad Avenue
Greenwich, CT 06830. . .            3,695,600   (8)                 5.2%

Edward J. McAree
323 Railroad Avenue
Greenwich, CT 06830. . .            3,698,000   (8)                 5.2%

Thomas N. Tryforos
323 Railroad Avenue
Greenwich, CT 06380. . .            3,696,392   (8)                 5.2%

Putnam Investments, Inc.
One Post Office Square
Boston, Massachusetts 02109 .       6,132,927   (9)                 8.6%

The Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, California 90071 . .   5,134,300   (10)                7.2%

Capital Research and Management
 Company
333 South Hope Street
Los Angeles, California 90071 . .   5,134,300   (10)                7.2%

All directors and executive
 officers as a group (20 persons)  12,182,990   (1)(2)(3)
                                                (4)(5)(6)(7)       16.5%

______________________________
*  Less than 1% of the outstanding Common Stock

(1) Includes all options and other rights to acquire shares exercisable on or within 60 days of March 31, 1998.

(2) Includes the following number of shares of Common Stock which may be acquired by certain directors and executive officers through the exercise of options which were exercisable as of March 31, 1998 or became exercisable within 60 days of that date: Mr. McCausland, 1,374,500 shares; Mr. Brown, 50,500 shares; Mr. Gupta, 4,500 shares; Mr. Foster, 50,500 shares; Mr. Shober, 42,500 shares; Mr. Stott, 26,500 shares; Mr. Naylor, 18,500 shares; Mr. Karabelas, 8,500 shares; Mr. Yohe, 18,500 shares; Mr. Knieling, 182,650 shares; Mr. Baker, 98,160 shares; Mr. Rice, 102,650 shares; Mr. Deas, 8,750 shares; and all directors and executive officers as a group, 2,805,761 shares.

(3) Investment and/or voting power with respect to 2,479,408 of such shares are shared with, or under the control of, members of Mr. McCausland's immediate family, and 43,663 shares are held by a charitable foundation of which Mr. McCausland is an officer and director.

(4) Includes the following shares of Common Stock held under Airgas' 401(k) Plan as of January 31, 1998: Mr. McCausland, 33,879 shares; Mr. Baker, 11,033 shares; Mr. Knieling, 11,180 shares; Mr. Rice, 27,917 shares; Mr. Deas, 395 shares; and all executive officers as a group, 116,272 shares.

(5)    Includes 8,000 shares owned by members of Mr. Brown's immediate family.

(6) Includes 180,800 shares owned in a living trust of which Mr. Stott and his spouse are co-trustees and their children are the beneficiaries.

(8) Messrs. Smith, McAree and Tryforos jointly reported on a Schedule 13D, dated February 11, 1994, (upon which Airgas has relied in making this disclosure) that in their capacities as investment managers for certain managed accounts consisting of three private investment limited partnerships (of which each is a general partner) and an employee profit sharing plan of a corporation of which Mr. Smith is the sole stockholder (and for which each of them is a trustee) they had the following voting and investment power for shares of the Common Stock:
       Messrs. Smith, McAree and Tryforos each have shared voting and dispositive power for 3,695,600 shares; Mr. McAree has sole voting and dispositive power for 2,400 shares; and Mr. Tryforos has sole voting and dispositive power for 792 shares.

(9) Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI, PIM and PAC together filed a Schedule 13G/A dated January 21, 1998, upon which Airgas has relied in making this disclosure. PI has shared voting power as to 173,600 shares and shared dispositive power as to 6,132,927 shares; PIM has shared dispositive power as to 5,846,627 shares and PAC has shared voting power as to 173,600 shares and shared dispositive power as to 286,300 shares.

(10) Capital Research and Management Company ("Capital Research"), a registered investment adviser, is a wholly-owned subsidiary of The Capital Group Companies ("Capital Group"). Capital Research and Capital Group reported that they have sole dispositive power and therefore beneficially own 5,134,300 shares as the result of Capital Research acting as investment adviser to various investment companies. Capital Research and Capital Group together filed a Schedule 13G/A dated February 11, 1998, upon which Airgas has relied in making this disclosure.


                         PROPOSAL TO APPROVE THE
                    1998 EMPLOYEE STOCK PURCHASE PLAN

  On May 14, 1998, the Board of Directors approved the 1998 Employee Stock Purchase Plan ("Stock Purchase Plan") subject to approval by the Company's stockholders. The text of the Employee Stock Purchase Plan is set forth in Exhibit A to this Proxy Statement. The following summary of the Employee Stock Purchase Plan is subject to, and qualified in its entirety by reference to, Exhibit A.

Vote Required for Approval

  To be adopted, the Stock Purchase Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

  The Board unanimously recommends a vote FOR the adoption of the Stock Purchase Plan.

Summary of the Stock Purchase Plan

  The Stock Purchase Plan is designed to encourage and assist employees of the Company and its subsidiaries to share an equity interest in the Company through the purchase of Common Stock of the Company at a discount. It is the intention of the Company to have the Stock Purchase Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Tax Code"). A discussion of the tax consequences under the Stock Purchase Plan is set forth below. The Stock Purchase Plan is not intended to be a plan that meets the requirements of section 401(a) of the Tax Code, and it is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

  The Stock Purchase Plan will be administered by the Company's Nominating and Compensation Committee (the "Committee"), consisting of at least two members. The members of the Committee will be entitled to indemnification in accordance with the Company's bylaws.

  The Stock Purchase Plan allows eligible employees to become participants in the Stock Purchase Plan during the first trading day that occurs in January, April, July or October of each year. Each eligible employee who enrolls in the Stock Purchase Plan is granted an option to purchase shares of Common Stock under the plan, which option will expire after 27 months, subject to change by the Committee. A total of 3,000,000 shares of Common Stock, subject to adjustment, have been reserved for issuance under the Stock Purchase Plan.

  Participation in the Stock Purchase Plan is limited to employees of the Company and any subsidiary of the Company (other than subsidiaries specifically excluded from participation by the Board of Directors) who work at least 20 hours per week and at least five months per calendar year, except for employees who beneficially own 5% or more of the voting power of the Company's stock. It is anticipated that approximately 7,600 employees of the Company and its subsidiaries will be eligible to participate. The discount will generally be 15 percent of the market price of the Common Stock at the date of purchase, or, if less, 15 percent of the market price of the Common Stock at the date of enrollment in the Stock Purchase Plan, or such lower percentage as the Committee determines. If the market price of the stock is lower on a subsequent enrollment date than it was on the employee's enrollment date, the employee's option is automatically replaced with a new option at that lower market price.

  Payment for shares purchased under the option can be made only through payroll withholding, up to a maximum of 15%, or such lesser percentage established by the Committee, of the employee's regular salary payments and overtime pay as directed by the employee upon enrollment in the Stock Purchase Plan. The Company shall then apply the funds withdrawn from the employee's pay to purchase shares of Common Stock on each of four purchase dates per year. The option granted pursuant to the Stock Purchase Plan can in no event give the employee the right to purchase shares in a calendar year with a fair market value in excess of $25,000, determined as of the applicable enrollment date.

  The rights of employees participating in the Stock Purchase Plan are not transferable by operation of law or otherwise, except that amounts accrued through payroll withholding that have not been applied to purchase stock are to be paid in cash to the legal representative of the employee's estate upon the employee's death. The Committee may amend or terminate the Stock Purchase Plan or outstanding options at any time, without notice, including amendments necessary to preclude a charge to earnings under applicable accounting rules, provided that stockholder approval is required for any amendment which would
(1) increase the number of shares reserved for purchase under the Stock Purchase Plan; or (2) amend the requirements regarding the class of employees eligible to purchase stock under the Stock Purchase Plan.

Summary of Tax Consequences of the Stock Purchase Plan

  The following discussion of certain federal income tax consequences of the Stock Purchase Plan is based on the Tax Code provisions in effect on the date of this Proxy Statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending on the personal circumstances of individual employees.

  If the Stock Purchase Plan is approved by the stockholders at the meeting, the Stock Purchase Plan will qualify under Section 423 of the Tax Code. As such, if no disposition of the shares of Common Stock purchased by an employee occurs within one year of the date of purchase or within two years of the applicable enrollment date, no income tax consequences will arise for the employee at the time of purchase. Instead, he or she will have taxable ordinary income at the time of the disposition of the shares to the extent of the lesser of (i) the difference between the purchase price and the market price of the Common Stock at the date of enrollment and (ii) the actual gain (the amount that the market value of the shares on the date of sale exceeds the participant's purchase price). Any additional gain upon sale of the shares will be capital gain. There will be no tax consequences to the Company. If the shares are sold for less than the purchase price, there will be no ordinary income, and the participant will have a long-term capital loss of the difference between the sale price and the purchase price.

  If a participating employee disposes of the shares of Common Stock prior to the time periods referenced above (a "disqualifying disposition"), the employee will have taxable ordinary income at the time of the disqualifying disposition to the extent that the fair market value of the stock on the date of purchase exceeds the participant's purchase price. The amount will be taxable in the year of the disqualifying disposition regardless of whether the sale price (or fair market value on the date of gift) exceeds the purchase price. If the disposition is a sale, any change in the value of the shares after the date of purchase will be a capital gain or loss. The Company will be allowed a tax deduction equal to the amount of ordinary income realized by the employee upon a disqualifying disposition.

Other Information Concerning the Stock Purchase Plan.

  No determination can be made at this time as to the amount of stock that will be purchased, the number or identity of employees who will participate, or the time or times when stock will be purchased, since such amounts will be determined within the sole discretion of the employees who choose to participate in the Stock Purchase Plan.

Stock Price Information

  The closing price of the Company's Common Stock on the New York Stock Exchange on June 24, 1998 was $14.375


                      PROPOSAL TO RATIFY ACCOUNTANTS

  The Board of Directors has selected the firm of KPMG Peat Marwick LLP as its independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 1999. The Board of Directors has proposed that the stockholders ratify the selection of KPMG Peat Marwick LLP. This firm audited the Company's financial statements for the fiscal year ended March 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

  The Board of Directors recommends that you vote FOR ratification of KPMG Peat Marwick LLP as independent auditors.

                         STOCKHOLDERS' PROPOSALS FOR
                             NEXT ANNUAL MEETING

     Any properly submitted proposal which a stockholder intends to present at the next Annual Meeting of Stockholders must be received by the Company by March 2, 1999, if it is to be included in the Company's proxy statement and form of proxy relating to the next Annual Meeting.

                               EXHIBIT A

                              AIRGAS, INC.
                   1998 EMPLOYEE STOCK PURCHASE PLAN


  1.   Purpose and Effective Date

       The Airgas, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of Airgas, Inc. ("Airgas") and its subsidiaries (together, the "Company") to acquire an equity interest in the Company through the purchase of shares of Airgas common stock (the "Common Stock"). It is the intention of Airgas to have the Plan qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed so as to comply with the requirements of section 423. This Plan is first effective August 5, 1998.

  2.   Administration

       (a) The Plan shall be administered by the Nominating and Compensation Committee designated by the Airgas Board of Directors (the "Committee") which shall consist of at least two persons, each of whom is a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), and an "outside director" as defined under section 162(m) of the Code (the "Non-Employee Director"). If any Committee member does not qualify as a Non-Employee Director, then such member shall not participate in any way with respect to Committee action under the Plan and shall not be treated as a member of the Committee for purposes of the Plan. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

       (b) The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the directors who are members of the Committee or acts approved in writing by the unanimous consent of the directors who are members of the Committee (not counting any director who is an employee for either purpose) shall be the valid acts of the Committee.

       (c) Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. The Committee's determination on the foregoing matters shall be final, binding and conclusive.

       (d) Subject to the limitations of Section 18, the Committee shall have the power to amend the Plan from time to time. In particular, the Committee may increase the option price and/or decrease the option term or make any other changes which the Committee, in its sole discretion, determines are necessary or desirable to preclude the establishment of this Plan or the grant or exercise of any option under it from resulting in a charge to earnings under applicable rules of the Financial Accounting Standards Board.

       (e) The Committee shall have the authority to delegate the regular operation and administration of the Plan to the appropriate officers and employees of the Company.

       (f) Each Committee member shall be acting in the capacity of a director of the Company for the purpose of Article VI of the Company's Certificate of Incorporation in connection with the administration of the Plan or the granting of options under the Plan.

       (g) Each Committee member shall be entitled to indemnification by the Company in accordance with the provisions and limitations of Article VII of the Company's By-Laws, as the same may be amended from time to time, in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of options under the Plan in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be a Committee member at the time of the action, suit or proceeding.

  3.   Number of Shares

       (a) A maximum of 3,000,000 shares of Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Subsection (b), may be purchased under the Plan. Shares sold under the Plan may be newly issued shares or shares held in or hereafter acquired for the Company's treasury, but all shares sold under the Plan, regardless of source, shall be counted against the 3,000,000 share limitation.

       (b) The aggregate number of shares and class of shares as to which options may be granted hereunder, the number of shares cov ered by each outstanding option and the option exercise price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock upon the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Subsection and any such determination by the Committee shall be final, binding and conclusive.

  4.   Eligibility Requirements

       (a) Each Covered Employee, as defined in Subsection (b), shall become eligible to participate in the Plan on the first day of the calendar quarter
(January 1, April 1, July 1,     October 1) following his commencement of
employment with Airgas or any Participating Subsidiary.

       (b)  "Covered Employee" means each Employee, as defined in Subsection
(c), other than:

            (i) An employee who, immediately upon enrollment in the Plan, would own stock directly or indirectly, or hold options, warrants or rights to acquire stock, which in the aggregate represents five percent or more of the total combined voting power or value of all classes of stock of the Company;

            (ii) An employee who is customarily employed by the Company less than 20 hours per week or less than five months in any calendar year; and

            (iii) An employee who is prohibited by the laws of the nation of his residence or employment from participating in the Plan.

       (c) "Employee" shall mean any individual who is an employee within the meaning of section 3401(c) of the Code and the Treasury Regulations thereunder of Airgas or a Participating Subsidiary. Unless otherwise designated by the Board of Directors, each corporation described in section 424(e) or (f) of the Code shall be a "Participating Subsidiary".

  5.   Enrollment and Reenrollment

       Each Eligible Employee may become a Participant as of the first Trading Day that occurs in January, April, July, or October of each year, or such other days as may be established by the Committee from time to time (the "Enrollment Dates"), by completing and executing an enrollment form and submitting such form to the Company. Any enrollment form received by the Company on or before the 15th day of the month immediately preceding the month which contains an Enrollment Date (or received on or before the Enrollment Date in the case of an Employee who becomes an Eligible Employee after such 15th day), or such other date established by the Committee from time to time, will be effective on that Enrollment Date. A "Trading Day" is any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

  6.   Grant of Option on Enrollment or Reenrollment

       (a) Each Covered Employee who enrolls or re-enrolls in the Plan is granted, as of his Enrollment Date, an option to purchase shares of Common Stock from Airgas under the Plan. Any Participant whose option expires and who has not withdrawn from the Plan will be automatically re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

       (b) In addition, if the "fair market value" (as defined in Subsection 8(e)) of the Common Stock on any later Enrollment Date is equal to or less than the fair market value on the Enrollment Date as of which any outstanding option was granted, then (A) the earlier outstanding option shall expire automatically (as provided under Subsection 6(c)) and (B) a new option shall be granted automatically on the later Enrollment Date, which date shall be referred to as an "Automatic Enrollment Date". An Automatic Enrollment Date shall be treated as an Enrollment Date for purposes of establishing the number of shares available for purchase, the term and any other operative provision of an option granted on an Automatic Enrollment Date.

       (c)  Each option granted under the Plan shall have the following terms.

            (i) The option shall expire 27 months after the Enrollment Date, or after such shorter option period as may be established by the Committee from time to time; notwithstanding the foregoing, however, whether or not the option has been fully exercised, the option shall expire on the earliest to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 27 months after the Enrollment Date, or such shorter option period as may be established by the Committee before an Enrollment Date for all options to be granted on such date, or (B) the occurrence of an Automatic Enrollment Date after the date on which an option is granted under Subsection 6(a), or (C) the date on which the Employee's participation in the Plan terminates for any reason.

            (ii) Payment for shares under the option shall be made only through payroll withholding in accordance with Section 7.

            (iii) Purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with Section 8.

            (iv) The price per share under the option will be determined as provided in Section 8.

            (v) Unless otherwise established by the Committee before an Enrollment Date for all options to be granted on such Enrollment Date, the number of shares available for purchase under an option granted to a Participant will be determined by dividing $25,000 by the "fair market value" (as defined in Subsection 8(e)) of a share of Common Stock on the Enrollment Date and by multiplying the result by the number of calendar years included in whole or in part in the period from the Enrollment Date to the expiration of the options.

            (vi) The option (together with all other options then o utstanding under this and all other similar stock purchase plans of Airgas and any subsidiary of Airgas) will in no event give the Participant the right to purchase shares in a calendar year which have a fair market value in excess of $25,000, determined at the applicable Enrollment Dates.
            (vii) The option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee from time to time.

  7.   Payroll Withholding and Tax Withholding

       (a) Each Participant shall elect, before the Enrollment Date as of which his participation is effective, to have amounts withheld from his compensation paid by the Company during the option period, at a rate equal to any whole percentage up to a maximum of fifteen percent (15%), or such lesser percentage as the Committee may establish from time to time. For this purpose, compensation includes regular salary payments, overtime pay, and Participant elective contributions to the Company's benefit plans which are excluded from taxation under section 402 or 125 of the Code, but excludes all other payment including, without limitation, payment of deferred compensation, Company profit sharing and matching contributions to the Airgas, Inc. 401(k) Plan, long-term disability, workers' compensation payments, relocation payments, performance bonuses and expense reimbursements (including but not limited to travel, entertainment, and moving expenses). Each Participant shall designate a rate of withholding in his enrollment form and may elect to increase or decrease the rate of withholding effective as of any subsequent Enrollment Date, by delivery to the Company not later than 15 days before such Enrollment Date, of written notice setting forth the withholding rate.

       (b) Payroll withholdings shall be credited to an account maintained by the Company on behalf of each Participant, as soon as practicable after the withholding occurs. The amounts so withheld shall remain general assets of the Company until applied to the purchase of shares of Common Stock under the Plan. The Company shall have no obligation to pay interest on withholdings to any Participant and shall not be obligated to segregate withholdings.

       (c) Upon disposition (within in the meaning of section 424(c) of the Code) of shares acquired by exercise of an option, each Participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other taxes and any other amount that the Company determines, in its discretion, are then required (whether or not by tax withholding), including any such payment or withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A Participant shall make such similar provisions for any other payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

  8.   Purchase of Shares

       (a) On each "Purchase Date" within the option period, the Company shall apply the funds then credited to each Participant's payroll withholdings account to the purchase of whole shares of Common Stock. A "Purchase Date" shall be the last Trading Day of each month immediately preceding a month containing an Enrollment Date, or on such other day as may be established by the Committee from time to time.

       (b) The cost to the Participant of shares purchased under any option shall be not less than 85%, or such greater percentage as the Committee shall determine, of the lower of:

            (i) the fair market value of the Common Stock on the Enrollment Date as of which such option was granted; or

            (ii) the fair market value of the Common Stock on the Purchase Date of such shares.

       (c) Any funds in an amount less than the cost of one share of Common Stock remaining in a Participant's payroll withholdings account on a Purchase Date after any purchase made pursuant to Subsection (a) shall be carried forward in such account for application on the next Purchase Date.

       (d) If on any Purchase Date, the number of shares available under the Plan are less than the number all Participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the difference. Any funds that cannot be applied to the purchase of shares due to such a reduction shall be refunded to Participants as soon as administratively feasible or credited to another purchase plan.
       (e) For purposes of the Plan, the fair market value of the Common Stock as of any date shall be the closing price of the Common Stock on such date on the New York Stock Exchange (or such other exchange as the Committee selects).

  9.   Withdrawal from the Plan

       A Participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. All funds credited to a Participant's payroll withholdings account shall be distributed to him without interest within 60 days after notice of withdrawal is received by the Company. Any Eligible Employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 5.

  10.  Termination of Employment

       Participation in the Plan terminates immediately when a Participant ceases to be a Covered Employee for any reason whatsoever (including death, disability or transfer to a subsidiary of the Company that is not a

Participating Subsidiary). As soon as administratively feasible after termination, the Company shall pay to the Participant or his beneficiary or legal representative, all amounts credited to the Participant's payroll withholdings account; provided, however, that if a Participant ceases to be a Covered Employee because of the commencement of employment with a subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such Participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date and any funds remaining after such purchase shall be paid to the Participant.

  11.  Distribution upon Death

       As soon as administratively feasible after the death of a Participant, amounts credited to his account shall be paid in cash to the executor, administrator, or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased Participant.

  12.  Assignment

       (a) The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except to the extent permitted by Section 11. No Participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the Participant under the Plan.

       (b) A Participant's right to purchase shares under the Plan shall be exercisable only during the Participant's lifetime and only by him, except that a Participant may direct the Company in the enrollment form to issue share certificates to the Participant and his spouse in community property, to the Participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Committee.

  13.  Administrative Assistance

       (a) The Committee may retain a brokerage firm, bank, or other financial institution to assist in the purchase or sale of shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by the laws of the nation of his employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his behalf at such institution. Shares purchased by a participant under the Plan shall be issued to and held in the account established for such Participant.

       (b) The Committee may restrict the transfer of Shares purchased under the Plan out of any account established with an institution pursuant to Subsection (a) as the Committee determines is necessary or desirable to facilitate administration of the Plan or compliance with Section 7 of the Plan.

  14.  Costs

       All costs and expenses incurred in administering the Plan shall be paid by Airgas, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the accounts of Participants to whom such expenses are attributable. Any brokerage fees for the purchase of shares by a Participant shall be paid by Airgas, but brokerage fees for the resale of shares by a Participant shall be paid by the Participant.

  15.  Equal Rights and Privileges

       All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of section 423 of the Code and the Treasury Regulations thereunder. Any provision of the Plan which is inconsistent with section 423 of the Code shall without further act or amendment by the Company, the Board of Directors or the Committee be reformed to comply with the requirements of section 423. This Section 15 shall take precedence over all other provisions of the Plan.

  16.  Applicable Law

       Except to the extent superseded by Federal law, the Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

  17.  Gender and Number

       Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural.

  18.  Modification and Termination

       (a) The Committee may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall be effective unless within 12 months after it is adopted by the Committee, it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would:

            (i) increase the number of shares reserved for purchase under the Plan; or

            (ii) amend the requirements regarding the class of Employees eligible to purchase stock under the Plan.

       (b) In the event the Plan is terminated, the Committee may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

       (c) In the event of the sale of all or substantially all of the assets of Airgas, or the merger of Airgas with or into another corporation, or the dissolution or liquidation of Airgas, a Purchase Date shall occur on the Trading Day immediately preceding the date of such event, unless otherwise provided by the Committee in its sole discretion, including provision for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof.

  19.  Rights as an Employee

       Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company's right to terminate the employment of any person at any time with or without cause.

  20.  Rights as a Shareholder; Delivery of Certificates

       Participants shall be treated as the owners of their shares effective as of the Purchase Date.

  21.  Board and Shareholder Approval

       The Plan was approved by the Nominating and Compensation Committee of the Board on May 14, 1998 and will be submitted to the shareholders on August 3, 1998.

                                AIRGAS, INC.

                                By   /s/ Peter McCausland
                                     _____________________________________

                                Its  Chairman and Chief Executive Officer
                                     _____________________________________

                                Date  May 14, 1998
                                     _____________________________________

                                 AIRGAS, INC.
                                    PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS, AUGUST 3, 1998

    The undersigned holder of Common Stock of Airgas, Inc. hereby appoints Peter McCausland, Todd R. Craun and Scott Melman, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 8:30 a.m. on Monday, August 3, 1998, at the Company's offices at 259 North Radnor-Chester Road, Suite 100, Radnor, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting.

    SHARES WILL BE VOTED AS INSTRUCTED, BUT IF NO INSTRUCTION IS GIVEN, SHARES WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY STATEMENT, FOR THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                 (Continued, and to be signed, on the other side)
                  _______________________________________________
                  [to be inserted on back of proxy card]

   Please mark [] or []  or in blue or black ink.

1. Election of Directors.
   Nominees:  W. Thacher Brown, Frank B. Foster, III and Peter McCausland

   [] FOR all nominees listed above
   [] FOR all nominees listed above; except vote withheld from following nominees (if any): ___________________________________
   [] VOTE WITHHELD from all nominees

2. Adopt the 1998 Employee Stock Purchase Plan

   [] FOR    [] AGAINST    [] ABSTAIN

3. Ratify the selection of KPMG Peat Marwick LLP as independent auditors.

   [] FOR    [] AGAINST    [] ABSTAIN

4. In their discretion, upon such other
   matters as may properly come before
   the Meeting.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors.


                         NOTE: Please sign exactly as name(s) appears hereon.
                               Executors, administrators, trustees, etc.
                               should give full title as such.


                         Signature_______________________________________


                         Signature_______________________________________

                         Dated_____________________________________, 1998


PLEASE SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.